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                                                                      Exhibit 21



                    Subsidiaries of MCG Capital Corporation
                 and Jurisdiction of Incorporation/Organization



              MCG Finance I, LLC                Delaware

              MCG Finance II, LLC               Delaware

              MCG Finance II, LLC               Delaware

              MCG Credit Corporation            Delaware